EXHIBIT 23.1


         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-76011, 333-89267 and 333-94123.


                               ARTHUR ANDERSEN LLP


San Diego, California
  April 21, 2000